Exhibit 99.1

Mesa Air Group Reports Second Quarter Fiscal 2024 Results

June 18, 2024

PHOENIX, June 18, 2024 – Mesa Air Group, Inc. (NASDAQ: MESA) (“Mesa” or the “Company”) today reported second quarter fiscal 2024 financial and operating results.

Second Quarter Fiscal 2024 Update:

•
Total operating revenues of $131.6 million
•
Pre-tax income of $11.7 million, net income of $11.7 million or $0.28 per diluted share
•
Adjusted net income of $6.3 million or $0.15 per diluted share
•
Adjusted EBITDAR1 of $28.2 million
•
Flew 99.85% controllable completion factor

Additional Updates:

•
Closed on additional five engines associated with RASPRO finance lease since June 2024 announcement
•
Renegotiated operating lease on two CRJ aircraft into a fully amortized buyout lease, reducing payments by $9.5 million over life of lease

“Our second quarter results have begun to demonstrate an improvement in our business and reflect our efforts over the past year-and-a-half to restructure and strengthen our operations, P&L, and balance sheet,” said Jonathan Ornstein, Chairman and CEO. “Given meaningfully improved block-hour rates on our E-175 flying, coupled with our initiatives to eliminate surplus CRJ assets, we achieved our first GAAP and adjusted net profits in 11 quarters, as well as our best adjusted EBITDAR result over that period. Concurrently, Mesa has reduced its total debt by $221.5 million, or 36%, over the past year.

“While we still have work to do as we transition out of our CRJ-900 fleet and build our E-175 flying, we expect to remain cash-flow neutral for the remainder of the fiscal year. With an optimized asset base, our ongoing transition toward higher-margin E-175 flying, and the continued reduction in pilot attrition and strength in our pilot pipeline, we look forward to returning to consistent profitability in the future.”

Second Quarter Fiscal 2024 Details

Total operating revenues in Q2 2024 were $131.6 million, an increase of $9.7 million, or 8.0%, from $121.8 million for Q2 2023. Contract revenue decreased $10.0 million, or 9.7%. These increases were primarily driven by higher E-175 block-hour rates with United Airlines, effective as of October 1, 2023. Mesa recognized the increased rates for Q2 2024, as well as an additional $8.8 million for Q1 2024, in this quarter. Pass-through revenue decreased by $0.3 million, or 1.6%. Mesa’s Q2 2024 results include, per GAAP, the recognition of $7.9 million of previously deferred revenue, versus the deferral of $5.7 million in Q2 2023. The remaining deferred revenue balance of $10.2 million will be recognized as flights are completed over the remaining term of the United contract.

Total operating expenses in Q2 2024 were $119.9 million, a decrease of $28.8 million, or 19.3%, versus Q2 2023. This decrease primarily reflects $14.1 million lower asset impairment losses, $6.7 million lower depreciation and amortization expense, and $5.5 million, or 10.0% lower, flight operations expense, driven by Mesa’s divestiture of surplus CRJ assets.

Mesa’s Q2 2024 results reflect net income of $11.7 million, or $0.28 per diluted share, compared to a net loss of $35.1 million, or $(0.88) per diluted share, for Q2 2023. Mesa’s Q2 2024 adjusted net income was $6.3 million, or $0.15 per diluted share, versus an adjusted net loss of $21.3 million, or $(0.53) per diluted share, in Q2 2023.

Mesa’s adjusted EBITDA1 for Q2 2024 was $26.8 million, compared to adjusted EBITDA of $7.1 million for Q2 2023. Adjusted EBITDAR was $28.2 million for Q2 2024, compared to adjusted EBITDAR of $7.9 million in Q2 2023.

Second Quarter Fiscal 2024 Operating Performance

Operationally, the Company reported a controllable completion factor of 99.85% for United during Q2 2024. This is compared to a controllable completion factor of 99.63% for United during Q2 2023. Controllable completion factor excludes cancellations due to weather and air traffic control.

For Q2 2024, approximately 98% of the Company’s total revenue was derived from its contract with United. The Company’s CPA with United provides for 80 large (70/76 seats) jets, comprising a mix of E-175s and CRJ-900s. In Q2 2024, Mesa’s fleet mix comprised 56 E-175s and 24 CRJ-900s.

Balance Sheet and Cash Flow

Mesa ended the March quarter with $18.5 million in unrestricted cash and cash equivalents. As of March 31, 2024, the Company had $400.0 million in total debt, secured primarily with aircraft and engines, compared to a balance of $621.6 million as of March 31, 2023. During the quarter, the Company made $38.8 million of debt payments related to CRJ engine sale transactions, achieved $10.5 million in loan forgiveness from United as a result of operational performance, and had a net reduction of $7.6 million on its line of credit with United. The Company also made $27.1 million in scheduled debt payments.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 79 cities in 36 states, the District of Columbia, Canada, Cuba, and Mexico. As of March 31, 2024, Mesa operated a fleet of 80 aircraft, with approximately 263 daily departures. The Company had approximately 2,110 employees. Mesa operates all its flights as United Express pursuant to the terms of a capacity purchase agreement entered into with United Airlines, Inc.

Important Cautions Regarding Forward-Looking Statements

This Press Release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Listing Rule, the Company’s ability to become current with its reports with the SEC, and the risk that the completion and filing of the Form 10-Qs will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Contact:

Mesa Air Group, Inc.

Media

media@mesa-air.com

Investor Relations
investor.relations@mesa-air.com

MESA AIR GROUP, INC.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating revenues:
Contract revenue	$ 113,820	$ 103,782
Pass-through and other revenue	17,762	18,052
Total operating revenues	131,582	121,834

Operating expenses:
Flight operations	49,329	54,830
Maintenance	44,272	45,985
Aircraft rent	1,408	835
General and administrative	11,133	13,538
Depreciation and amortization	9,823	16,541
Asset impairment	2,659	16,743
Other operating expenses	1,315	233
Total operating expenses	119,939	148,705
Operating income/(loss)	11,643	(26,871)

Other income (expense), net:
Interest expense	(10,640)	(13,030)
Interest income	14	49
Gain on investments	7,230	—
Unrealized gain/(loss) on investments, net	(6,499)	2,095
Gain on debt forgiveness	10,500	—
Other income, net	(516)	538
Total other expense, net	89	(10,348)
Income (loss) before taxes	11,732	(37,219)
Income tax expense (benefit)	72	(2,097)
Net income (loss)	$ 11,660	$ (35,122)

Net income (loss) per share attributable to common shareholders
Basic	$ 0.28	$ (0.88)
Diluted	$ 0.28	$ (0.88)

Weighted-average common shares outstanding
Basic	41,068	39,932
Diluted	41,068	39,932

MESA AIR GROUP, INC.

Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	March 31, 2024	September 30, 2023
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	18,529	$ 32,940
Restricted cash	2,984	3,132
Receivables, net	4,650	8,253
Expendable parts and supplies, net	29,474	29,245
Assets held for sale	38,250	57,722
Prepaid expenses and other current assets	4,550	7,294
Total current assets	98,437	138,586

Property and equipment, net	529,479	698,022
Lease and equipment deposits	1,289	1,630
Operating lease right-of-use assets	8,074	9,709
Deferred heavy maintenance, net	6,466	7,974
Assets held for sale	41,970	12,000
Other assets	20,558	30,546
TOTAL ASSETS	$ 706,273	$ 898,467

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$ 94,373	$ 163,550
Current portion of deferred revenue	2,809	4,880
Current maturities of operating leases	2,334	3,510
Accounts payable	57,347	58,957
Accrued compensation	13,415	10,008
Other accrued expenses	26,525	27,001
Total current liabilities	$ 196,803	$ 267,906

NONCURRENT LIABILITIES:
Long-term debt and finance leases, excluding current portion	299,040	364,728
Noncurrent operating lease liabilities	7,309	8,077
Deferred credits	3,720	4,617
Deferred income taxes	8,907	8,414
Deferred revenue, net of current portion	7,347	16,167
Other noncurrent liabilities	28,475	28,522
Total noncurrent liabilities	354,798	430,525
Total liabilities	551,601	698,431

STOCKHOLDERS' EQUITY:

Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 41,172,218 (2024) and 40,940,326 (2023) shares issued and outstanding, 4,899,497 (2024) and 4,899,497 (2023) warrants issued and outstanding	271,981	271,155
Accumulated deficit	(117,309)	(71,119)
Total stockholders' equity	154,672	200,036
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 706,273	$ 898,467

MESA AIR GROUP, INC.

Operating Highlights

(Unaudited)

	Three months ended
	March 31,
	2024	2023	Change
Available seat miles (thousands)	961,761	1,065,771	(9.8)%
Block hours	43,270	48,186	(10.2)%
Average stage length (miles)	544	542	0.4%
Departures	23,691	26,450	(10.4)%
Passengers	1,422,702	1,545,489	(7.9)%
Controllable completion factor*
United	99.85%	99.63%	0.2%
Total completion factor**
United	97.15%	98.48%	(1.4)%

*Controllable completion factor excludes cancellations due to weather and air traffic control

**Total completion factor includes all cancellations

Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three months ended December 31, 2023 and December 31, 2022. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income or loss. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

1Reconciliation of GAAP versus non-GAAP Disclosures

(In thousands, except for per diluted share) (Unaudited)

	Three Months Ended March 31, 2024				Three Months Ended March 31, 2023
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP income (loss)	$ 11,732	$ (72)	$ 11,660	$ 0.28	$ (37,219)	2,097	(35,122)	$ (0.88)
Adjustments(1)(2)(3)(4)(5)(6)(7) (8)(9)(10)	(5,423)	33	(5,390)	$ (0.13)	14,762	(980)	13,782	$ 0.35
Adjusted income loss	6,309	(39)	6,270	$ 0.15	(22,457)	1,117	(21,340)	$ (0.53)

Interest expense	10,640				13,030
Interest income	(14)				(49)
Depreciation and amortization	9,823				16,541
Adjusted EBITDA	26,758				7,065

Aircraft rent	1,408	835
Adjusted EBITDAR	$28,166	$7,900

(1) $16.7 million loss on held for sale accounting treatment during the three months ended March 31, 2023.

(2) $6.5 million loss and $2.1 million gain resulting from changes in the fair value of the Company's investments in equity securities during the three months ended March 31, 2024 and 2023, respectively.

(3) $1.2 million and $0.7 million loss on deferred financing costs related to retirement of debts during the three months ended March 31, 2024 and 2023, respectively.

(4) $0.2 million and $0.5 million gain from the sale of assets during the three months ended March 31, 2024 and 2023, respectively.

(5) $7.2 million gain on the transfer of investments in equity securities during the three months ended March 31, 2024.

(6) $10.5 million gain on debt forgiveness during the three months ended March 31, 2024.

(7) $0.9 million loss for early payment fees on the retirement of debt during the three months ended March 31, 2024.

(8) $2.2 million impairment fair value adjustment loss on 737 inventory during the three months ended March 31, 2024.

(9) $1.2 million in non-recurring third party costs associated with the sale of assets and retirement of debt during the three months ended March 31, 2024.

(10) $0.5 million impairment true-up loss on held for sale accounting treatment during the three months ended March 31, 2024.

	Six Months Ended March 31, 2024				Six Months Ended March 31, 2023
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP income (loss)	$ (45,254)	$ (936)	$ (46,190)	$ (1.13)	$ (47,238)	3,027	(44,211)	$ (1.16)
Adjustments(1)(2)(3)(4)(5)(6)(7) (8)(9)(10)(11)(12)	32,217	666	32,883	$ 0.80	20,160	(1,568)	18,592	$ 0.49
Adjusted income loss	(13,037)	(270)	(13,307)	$ (0.32)	(27,078)	1,459	(25,619)	$ (0.67)

Interest expense	21,800				24,306
Interest income	(28)				(120)
Depreciation and amortization	23,116				31,744
Adjusted EBITDA	31,851				28,852

Aircraft rent	2,612				4,918
Adjusted EBITDAR	$34,463				$33,770

(1) $3.7 million impairment loss on intangible asset during the six months ended March 31, 2023.

(2) $45.5 million and $16.7 million impairment loss on held for sale accounting treatment on seven CRJ 900 aircraft during the six months ended March 31, 2024 and 2023, respectively.

(3) $0.2 million loss and $0.5 million gain from the sale of assets during the six months ended March 31, 2024 and 2023, respectively.

(4) $1.5 million and $0.7 million loss on deferred financing costs related to retirement of debts during the six months ended March 31, 2024 and 2023, respectively.

(5) $4.0 million loss and $0.4 million gain resulting from changes in the fair value of the Company's investments in equity securities during the six months ended March 31, 2024 and 2023, respectively.

(6) $7.2 million gain on the transfer of investments in equity securities during the six months ended March 31, 2024.

(7) $10.5 million gain on debt forgiveness during the six months ended March 31, 2024.

(8) $0.9 million loss for early payment fees on the retirement of debt during the six months ended March 31, 2024.

(9) $2.2 million impairment fair value adjustment loss on 737 inventory during the six months ended March 31, 2024.

(10) $3.2 million in non-recurring third party costs associated with the sale of assets and retirement of debt during the six months ended March 31, 2024.

(11) $4.7 million impairment true-up gain on held for sale accounting treatment during the six months ended March 31, 2024.

(12) $3.0 million gain on extinguishment of debt during the six months ended March 31, 2024.

Source: Mesa Air Group, Inc.